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                                                                  Exhibit 23.1


                         Consent of Independent Auditors

We hereby consent to the use, in this amended Registration of Securities by a Small-Business Issuer on Form SB-2/A (Amendment No. 5) of our report dated February 13, 2003 relating to the audited financial statements of CCP Worldwide, Inc. and Subsidiary as of December 31, 2002 and for the years ended December 31, 2002 and 2001 which appear in such Form SB-2/A (Amendment No. 5). We also consent to the reference to us under the headings "Experts" in such Form SB-2/A (Amendment No.5).


/s/ Rogoff & Company, P.C.

New York, New York
December 12, 2003